UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 12, 2011
Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-3.1
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 12, 2011, the stockholders of Commercial Vehicle Group, Inc. (the “Company”) approved the Company’s Fourth Amended and Restated Equity Incentive Plan (the “Plan”).
The Plan was amended to increase the number of shares of common stock that may be issued under the Plan from 3,200,000 shares to 4,600,000 shares. Previously, an aggregate of 3,200,000 shares of the Company’s common stock were reserved for issuance under the Third Amended and Restated Equity Incentive Plan.
The Company’s directors, officers, employees and other individuals performing services for, or to whom an offer of employment has been extended by us, are eligible to participate in the Plan.
The Plan was approved, subject to stockholder approval, by the Company’s Board of Directors, upon the recommendation of its Compensation Committee on March 8, 2011. A description of the terms of the Plan and each of the awards that may be granted under it is contained in our definitive proxy statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2011. Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
To comply with the requirement in our Amended and Restated Certificate of Incorporation that the three classes of the Company’s Board of Directors be as nearly equal in size as is practicable, Mervin Dunn, who was previously a member of Class II, had volunteered to stand for re-election as a Class I director at the Annual Meeting. Upon his election as a Class I director at the Annual Meeting, Mr. Dunn resigned as a Class II director, and will continue his service on the Board of Directors as a Class I director.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
At the Annual Meeting, the Company’s stockholders approved an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 30,000,000 shares to 60,000,000 shares. The increase in the number of authorized shares of the Company’s common stock was effected pursuant to a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on May 12, 2011 and was effective as of such date. The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The following are the voting results on each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. The number of shares of common stock entitled to vote at the Annual Meeting was 28,780,198 shares, representing the number of the Company’s shares outstanding as of the record date, or March 16, 2011.
a.	The following directors were elected for terms expiring at the Company’s Annual Meeting in 2014:

	Votes For	Votes Withheld	Broker Non-Votes
David R. Bovee	21,243,320	749,333	5,565,501
Mervin Dunn	21,228,582	764,071	5,565,501
b.	The amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 30,000,000 shares to 60,000,000 shares was approved:

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
26,722,929	824,706	10,519	0
c.	The Fourth Amended and Restated Equity Incentive Plan was approved:

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
18,425,286	3,553,467	13,900	5,565,501
d.	The non-binding advisory proposal to approve the compensation of the named executive officers as disclosed in the Proxy Statement was approved:

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
21,123,860	846,490	22,303	5,565,501
e.	The non-binding advisory proposal on the frequency of the advisory vote on executive compensation received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
12,167,646	804,338	9,008,054	12,615	5,565,501
The option of every 1 year received the highest number of votes in the non-binding advisory proposal on the frequency of the advisory vote on executive compensation. In line with this recommendation by the Company’s stockholders, the Company’s Board of Directors has decided that it will include an advisory shareholder vote on executive compensation in its proxy materials every year until the next advisory vote on the frequency of shareholder votes on executive compensation.

f.	The appointment of Deloitte & Touche LLP as our independent public accounting firm for the fiscal year ending December 31, 2011 was ratified:

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
27,169,484	387,256	1,414	0

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Commercial Vehicle Group, Inc.

10.1	Fourth Amended and Restated Equity Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
May 13, 2011	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Commercial Vehicle Group, Inc.

10.1	Fourth Amended and Restated Equity Incentive Plan.